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EQT REPORTS SECOND QUARTER 2019 RESULTS Company already executing its 100-day plan to transform EQT and deliver significant shareholder value

PITTSBURGH (July 25, 2019) -- EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the second quarter 2019.

Second Quarter Highlights:
●	Achieved sales volumes of 370 Bcfe, at the high end of guidance (355-375 Bcfe), and received an average realized price of $2.59 per Mcfe
●	Generated $444 million net cash provided by operating activities and $(81) million of adjusted free cash flow*
●	Exited the quarter with $4,968 million of net debt, $39 million lower than first quarter 2019

*Non-GAAP measure. Please see the Non-GAAP Disclosures section of this news release for important disclosures.

Organizational Update
Since the reconstitution of the Board of Directors on July 10, 2019, the Company has taken the following initial steps in executing its turnaround plan:

•
Appointed Toby Z. Rice President and Chief Executive Officer (CEO);
•
Appointed William Jordan General Counsel, Tony Duran Chief Information Officer, and Lesley Evancho Chief Human Resources Officer;
•
Established an Evolution Committee to oversee operational, technological and organizational initiatives outlined in EQT’s 100-Day Plan; and
•
Hired all eight “evolution leaders” to execute 100-Day Plan initiatives.

President and CEO Toby Rice commented, “We’ve spent our first two weeks assessing the entire EQT organization, and I’m extremely pleased to report that the Rice team had accurately diagnosed the issues that have long prevented the Company from realizing its full potential. Our key evolution leaders are already in place and working closely with EQT’s talented, dedicated and hardworking employees. We’ve quickly begun the process of transforming EQT to deliver significant value to our shareholders and to become a great place to work.”

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SECOND QUARTER 2019 FINANCIAL AND OPERATIONAL PERFORMANCE

	Three Months Ended June 30,			%
($ millions, except EPS)	2019	2018	Change	Change
Total sales volume (Bcfe)	370	363	7	2%
Income (loss) from continuing operations	$126	$(77)	$203	264%
Adjusted net income from continuing operations (a non-GAAP measure)	$22	$34	$(12)	(35)%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$461	$490	$(29)	(6)%
Diluted earnings per share (EPS) from continuing operations	$0.49	$(0.29)	$0.78	269%
Adjusted EPS from continuing operations (a non-GAAP measure)	$0.09	$0.13	$(0.04)	(31)%
Net cash provided by operating activities	$444	$637	$(193)	(30)%
Adjusted free cash flow (a non-GAAP measure)	$(81)	$(187)	$106	57%

In the second quarter 2019, the Company reported income from continuing operations of $126 million, or $0.49 per diluted share, compared to a loss from continuing operations of $77 million, or a loss of $0.29 per diluted share, for the second quarter 2018. The increase was primarily attributable to a gain on derivatives not designated as hedges in 2019 compared to a loss in the second quarter 2018, partly offset by increased income tax expense. Adjusted net income from continuing operations, which excludes impairment charges, non-cash derivatives and other items impacting comparability between periods, was $12 million lower than the same quarter last year.

Compared to the same quarter last year, average realized price was 8% lower at $2.59 per Mcfe, primarily due to lower liquids sales and Btu uplift as a result of the Company's divestitures of its Permian and Huron assets in 2018 (the 2018 Divestitures) and lower NYMEX net of hedging. Excluding sales volumes related to the 2018 Divestitures, sales volumes of natural gas, oil and NGLs increased 8% for the second quarter 2019.

Net cash provided by operating activities decreased by 30% and adjusted free cash flow increased 57%. Adjusted free cash flow for the second quarter 2019 of $(81) million includes the impact of $38 million of royalty and litigation reserves and $22 million of proxy, transaction and reorganization costs.

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	Six Months Ended June 30,			%
($ millions, except EPS)	2019	2018	Change	Change
Total sales volume (Bcfe)	754	720	34	5%
Income (loss) from continuing operations	$316	$(1,656)	$1,972	119%
Adjusted net income from continuing operations (a non-GAAP measure)	$234	$212	$22	10%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$1,171	$1,184	$(13)	(1)%
Diluted EPS from continuing operations	$1.24	$(6.25)	$7.49	120%
Adjusted EPS from continuing operations (a non-GAAP measure)	$0.92	$0.80	$0.12	15%
Net cash provided by operating activities	$1,315	$1,541	$(226)	(15)%
Adjusted free cash flow (a non-GAAP measure)	$91	$(98)	$189	193%

In the first six months of 2019, the Company reported income from continuing operations of $316 million, or $1.24 per diluted share, compared to a loss from continuing operations of $1.7 billion, or $6.25 per diluted share, for the first six months of 2018. The increase was primarily attributable to an impairment charge recorded in 2018.

Compared to the same period last year, average realized price was 6% lower at $2.88 per Mcfe, primarily due to lower liquids sales and Btu uplift as a result of the 2018 Divestitures and lower average differential. Excluding sales volumes related to the 2018 Divestitures, sales volumes of natural gas, oil and NGLs increased 10% in 2019.

Net cash provided by operating activities decreased by 15% and adjusted free cash flow increased 193%. Adjusted free cash flow for the first six months of 2019 of $91 million includes the impact of $46 million of royalty and litigation reserves and $26 million of proxy, transaction and reorganization costs.

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, as well as important disclosures regarding certain projected non-GAAP financial measures.

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
(millions)	2019	2018	2019	2018
Reserve development	$374	$603	$775	$1,093
Land and lease	50	43	95	103
Capitalized overhead	24	36	41	65
Capitalized interest	6	9	13	16
Other production infrastructure	5	16	11	26
Property acquisitions	6	5	6	19
Other corporate items	1	4	1	4
Total capital expenditures from continuing operations	$466	$716	$942	$1,326

The Company horizontally drilled approximately 410,000 net feet of pay and completed approximately 480,000 net feet of pay during the second quarter 2019 compared to drilling approximately 470,000 net

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feet of pay and completing approximately 600,000 net feet of pay in the second quarter 2018. The Company also spent approximately $40 million on pad construction and pad facility costs during the second quarter 2019 compared to approximately $55 million in the second quarter 2018.

Operating Expenses Per Unit
The following presents certain of the Company's operating expenses on a per unit basis.

	Three Months Ended June 30,		Six Months Ended June 30,
($/Mcfe)	2019	2018	2019	2018
Gathering	$0.55	$0.54	$0.56	$0.54
Transmission	0.54	0.52	0.52	0.51
Processing	0.09	0.13	0.09	0.13
LOE, excluding production taxes	0.05	0.08	0.05	0.09
Production taxes	0.05	0.06	0.05	0.06
Exploration	0.01	—	—	—
SG&A	0.23	0.17	0.18	0.14
Total selected operating costs per unit	$1.52	$1.50	$1.45	$1.47

Production depletion	$1.00	$1.00	$1.00	$1.03
Adjusted SG&A per unit (a non-GAAP measure)	$0.13	$0.14	$0.12	$0.10

During the three and six months ended June 30, 2019, per Mcfe processing expense, lease operating expense (LOE) and production taxes were lower due to the 2018 Divestitures. Excluding the sales volumes related to the 2018 Divestitures, gathering expense per Mcfe was $0.57 during the three and six months ended June 30, 2018. Selling, general and administrative expense per Mcfe during the three and six months ended June 30, 2019 was higher as a result of $38 million and $46 million of royalty and litigation reserves, respectively.

Liquidity
As of June 30, 2019, the Company had no credit facility borrowings and no letters of credit outstanding under its $2.5 billion credit facility.

On May 31, 2019, the Company entered into a Term Loan Agreement providing for a $1.0 billion unsecured term loan facility (Term Loan Facility) and borrowed $1.0 billion under the Term Loan Facility. The Company used the net proceeds to repay the $700 million in aggregate principal amount of the Company’s 8.125% Senior Notes, which matured on June 1, 2019, to repay outstanding borrowings under the Company’s $2.5 billion credit facility and to pay accrued interest and fees and expenses related to the foregoing and the Term Loan Agreement.

Net debt was reduced by $39 million to $4,968 million in the second quarter 2019, compared to $5,007 million in the first quarter 2019.

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HEDGING (as of July 22, 2019)
The Company’s total natural gas production NYMEX hedge positions through 2023 are:

	2019 (a)	2020	2021	2022	2023
Swaps
Volume (MMDth)	441	580	314	138	70
Average Price($/Dth)	$2.85	$2.81	$2.78	$2.75	$2.73
Calls - Net Short
Volume (MMDth)	197	248	58	22	7
Average Short Strike Price ($/Dth)	$3.02	$3.07	$3.14	$3.20	$3.18
Puts - Net Long
Volume (MMDth)	4	10	10	—	—
Average Long Strike Price ($/Dth)	$2.60	$2.25	$2.71	$—	$—
Fixed Price Sales (b)
Volume (MMDth)	47	14	4	—	—
Average Price ($/Dth)	$2.82	$2.79	$2.72	$—	$—

(a) July 1 - December 31, 2019.
(b) The difference between the fixed price and NYMEX is included in average differential on the Company’s price reconciliation.

Second Quarter 2019 Conference Call Webcast Information
The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

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WELL STATISTICS
Net Wells Drilled (spud)

	PA Marcellus	WV Marcellus	Ohio Utica
Q2 2019	18	4	4
Q3 2019 Forecast	20	4	8
2019 Forecast	85	11	16

•	Q2 2019 average lateral lengths: PA Marcellus 12,100'; WV Marcellus 6,700'; Ohio Utica 11,400'

•	2019 forecasted average lateral lengths: PA Marcellus 13,300'; WV Marcellus 6,600'; Ohio Utica 10,400'

Net Wells Turned-in-line (TIL)

	PA Marcellus	WV Marcellus	Ohio Utica
Q2 2019*	30	10	3
Q3 2019 Forecast	38	0	11
2019 Forecast*	112	13	19

•	Q2 2019 average lateral lengths: PA Marcellus 11,300'; WV Marcellus 4,600'; Ohio Utica 13,700'

•	2019 forecasted average lateral lengths: PA Marcellus 10,400'; WV Marcellus 4,600'; Ohio Utica 11,700'
*Q2 PA Marcellus includes 2 Upper Devonian wells. Forecasted full-year 2019 PA Marcellus includes 9 Upper Devonian wells.

Marcellus Horizontal Gross Well Status (cumulative since inception)*

	As of 6/30/19	As of 3/31/19	As of 12/31/18
Wells drilled (spud)	1,873	1,848	1,819
Wells online	1,628	1,588	1,570
Wells complete, not online	36	33	19
Wells drilled, uncompleted**	209	227	230
*These totals may differ from previous presentations to account for purchases, dispositions, wells plugged, or wells that have had a change in target formation to/from Marcellus. Well counts include non-operated wells.
** Wells drilled, uncompleted as of June 30, 2019, include 94 wells drilled to total depth.

Ohio Utica Horizontal Gross Well Status*

	As of 6/30/19	As of 3/30/18	As of 12/31/18
Wells drilled (spud)	264	258	254
Wells online	234	229	221
Wells complete, not online	18	3	8
Wells drilled, uncompleted**	12	26	25
*These totals may differ from previous presentations to account for acquisitions, dispositions, or wells plugged. Well counts include non-operated wells.
** Wells drilled, uncompleted as of June 30, 2019, include 10 wells drilled to total depth.

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2019 GUIDANCE
See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why the Company is unable to provide a projection of its 2019 net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted operating cash flow and adjusted free cash flow, a projection of its 2019 net income, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted EBITDA, or a projection of its 2019 SG&A, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted SG&A per unit.

Production	Q3 2019	Full-Year 2019
Total sales volume (Bcfe)	365 - 385	1,480 - 1,520
Liquids sales volume, excluding ethane (Mbbls)	2,075 - 2,175	8,330 - 8,530
Ethane sales volume (Mbbls)	1,065 - 1,165	4,255 - 4,455
Total liquids sales volume (Mbbls)	3,140 - 3,340	12,585 - 12,985

Resource Counts		2nd Half 2019
Marcellus / Utica Rigs		5 - 7
Top-hole Rigs		1 - 2
Frac Crews		3 - 5

Unit Costs ($ / Mcfe)		Full-Year 2019
Gathering		$0.54 - 0.56
Transmission		$0.51 - 0.53
Processing		$0.08 - 0.10
LOE, excluding production taxes		$0.05 - 0.07
Production taxes		$0.04 - 0.06
Adjusted SG&A (a non-GAAP measure)		$0.11 - 0.13

Average differential ($ / Mcf)	$(0.55) - $(0.35)	$(0.40) - (0.20)

($ Billions)		Full-Year 2019
Adjusted EBITDA (a non-GAAP measure)		$2.025 - 2.125
Adjusted operating cash flow (a non-GAAP measure)		$1.875 - 1.975
Capital expenditures		$1.825 - 1.925
Adjusted free cash flow (a non-GAAP measure)		$0.025 - 0.125

Based on average NYMEX natural gas price (July to December) of $2.36 per MMbtu as of June 30, 2019.

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NON-GAAP DISCLOSURES

Adjusted Net Income from Continuing Operations and Adjusted Earnings per Diluted Share (Adjusted EPS) from Continuing Operations
Adjusted net income from continuing operations and adjusted EPS from continuing operations are non-GAAP supplemental financial measures that are presented because they are important measures used by the Company's management to evaluate period-to-period comparisons of earnings trends. Adjusted net income from continuing operations and adjusted EPS from continuing operations should not be considered as alternatives to income (loss) from continuing operations or diluted EPS from continuing operations presented in accordance with GAAP. Adjusted net income from continuing operations as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, impairment/loss on the sale of long-lived assets, lease impairments and expirations, proxy, transaction and reorganization costs and certain other items that impact comparability between periods. Management utilizes adjusted net income from continuing operations to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted net income from continuing operations as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income from continuing operations and adjusted EPS from continuing operations with income (loss) from continuing operations and diluted EPS from continuing operations, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in the Company's report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands, except per share information)
Income (loss) from continuing operations	$125,566	$(76,978)	$316,257	$(1,655,511)
Add back / (deduct):
Impairment/loss on sale of long-lived assets	—	118,114	—	2,447,159
Lease impairments and expirations	48,584	19,529	78,118	23,408
Proxy, transaction and reorganization	21,518	5,060	25,607	15,138
(Gain) loss on derivatives not designated as hedges	(407,635)	53,897	(275,639)	(8,695)
Net cash settlements received (paid) on derivatives not designated as hedges	53,144	25,513	(10,490)	(13,116)
Premiums received for derivatives that settled during the period	4,769	237	7,206	471
Royalty and litigation reserves	37,786	—	45,786	—
Unrealized loss on investment in Equitrans Midstream Corporation	104,741	—	15,686	—
Tax impact of non-GAAP items (a)	33,524	(111,798)	31,339	(596,728)
Adjusted net income from continuing operations	$21,997	$33,574	$233,870	$212,126
Diluted weighted average common shares outstanding	255,223	265,154	255,211	265,128
Diluted EPS from continuing operations	$0.49	$(0.29)	$1.24	$(6.25)
Adjusted EPS from continuing operations	$0.09	$0.13	$0.92	$0.80

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(a)
The tax impact of non-GAAP items represents the incremental tax expense that would have been incurred had these items been excluded from income (loss) from continuing operations, which resulted in blended tax rates of 23.5% and 50.3% for the three months ended June 30, 2019 and 2018, respectively, and 26.2% and 24.2% for the six months ended June 30, 2019 and 2018, respectively. These rates differ from the Company's statutory tax rate primarily due to the impact of items specific to each respective quarter. In addition, the tax benefit that may be recorded in any quarter is limited to the amount of benefit expected for the entire year. As a result, the tax benefit recorded in the first quarter 2018 was the entire benefit forecast for the year at March 31, 2018. At June 30, 2018 the forecast tax benefit for year was higher than at March 31, 2018, primarily as a result of lower commodity price forecasts for the second half of the year. As a result, the Company recorded an additional tax benefit in the second quarter 2018.

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations, plus interest expense, income tax expense (benefit), depreciation and depletion, amortization of intangible assets, long-lived asset impairments, lease impairments and expirations, proxy, transaction and reorganization costs, the revenue impact of changes in the fair value of derivative instruments prior to settlement, unrealized (gain) loss on investment in Equitrans Midstream Corporation and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Company’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s earnings trends. The Company believes that adjusted EBITDA is an important measure used by the Company’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to the Company’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement.

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The table below reconciles adjusted EBITDA with income (loss) from continuing operations, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands)
Income (loss) from continuing operations	$125,566	$(76,978)	$316,257	$(1,655,511)
Add back / (deduct):
Interest expense	50,503	57,120	107,076	115,031
Income tax expense (benefit)	38,865	(94,922)	77,099	(524,762)
Depreciation and depletion	372,413	371,709	763,526	764,402
Amortization of intangible assets	10,342	10,342	20,684	20,684
Impairment/loss on sale of long-lived assets	—	118,114	—	2,447,159
Lease impairments and expirations	48,584	19,529	78,118	23,408
Proxy, transaction and reorganization	21,518	5,060	25,607	15,138
(Gain) loss on derivatives not designated as hedges	(407,635)	53,897	(275,639)	(8,695)
Net cash settlements received (paid) on derivatives not designated as hedges	53,144	25,513	(10,490)	(13,116)
Premiums received for derivatives that settled during the period	4,769	237	7,206	471
Royalty and litigation reserves	37,786	—	45,786	—
Unrealized loss on investment in Equitrans Midstream Corporation	104,741	—	15,686	—
Adjusted EBITDA	$460,596	$489,621	$1,170,916	$1,184,209

The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because the Company does not provide guidance with respect to depletion and depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement or unrealized gains and losses on its investments in equity securities. Therefore, projected net income and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

Adjusted Operating Cash Flow and Adjusted Free Cash Flow
Adjusted operating cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations. Adjusted free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations. Adjusted operating cash flow and adjusted free cash flow are non-GAAP supplemental financial measures that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted operating cash flow and adjusted free cash flow provide useful information to management and investors in assessing the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

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The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands)
Net cash provided by operating activities	$443,546	$636,712	$1,314,833	$1,541,124
(Deduct) / add back changes in other assets and liabilities	(57,845)	54,264	(281,779)	54,504
Operating cash flow	$385,701	$690,976	$1,033,054	$1,595,628
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	—	(282,851)	—	(574,968)
Interest expense attributable to discontinued operations	—	19,884	—	31,986
Cash distributions from discontinued operations (b)	—	101,282	—	176,249
Adjusted operating cash flow	$385,701	$529,291	$1,033,054	$1,228,895
(Deduct):
Capital expenditures attributable to continuing operations	(466,387)	(716,295)	(942,409)	(1,326,434)
Adjusted free cash flow	$(80,686)	$(187,004)	$90,645	$(97,539)

(a)
As a result of the separation of the Company's midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation (Equitrans Midstream) in November 2018, the results of operations of Equitrans Midstream are presented as discontinued operations in the Company's Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

(b)
Cash distributions from discontinued operations represents the cash distributions payable from EQM Midstream Partners, LP, EQGP Holdings, LP and Rice Midstream Partners LP (the Company's former midstream affiliates) to the Company in respect of the three and six months ended June 30, 2018.

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort.

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EBITDA Attributable to Discontinued Operations
EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets attributable to discontinued operations for the three and six months ended June 30, 2018.

The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
	(Thousands)
Income from discontinued operations, net of tax	$213,324	$346,878
Add back / (deduct):
Interest expense	19,884	31,986
Income tax (benefit) expense	(6,707)	84,168
Depreciation	45,963	91,163
Amortization of intangible assets	10,387	20,773
EBITDA attributable to discontinued operations	$282,851	$574,968

Adjusted Operating Revenue
Adjusted operating revenue (also referred to as total natural gas & liquids sales, including cash settled derivatives) is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. Adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of net marketing services and other revenues. Management utilizes adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often-volatile fluctuations in the fair value of derivatives prior to settlement. Adjusted operating revenue also excludes "net marketing services and other" because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. "Net marketing services and other" includes both the cost of and recoveries on third-party pipeline capacity released as well as revenue for gathering services. Management further believes that adjusted operating revenue, as presented, provides useful information to investors for evaluating period-over-period earnings trends.

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The table below reconciles adjusted operating revenue to total operating revenue, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
Total operating revenue	$1,310,252	$950,648	$2,453,425	$2,262,684
Add back / (deduct):
(Gain) loss on derivatives not designated as hedges	(407,635)	53,897	(275,639)	(8,695)
Net cash settlements received (paid) on derivatives not designated as hedges	53,144	25,513	(10,490)	(13,116)
Premiums received for derivatives that settled during the period	4,769	237	7,206	471
Net marketing services and other	(2,090)	(13,180)	(5,646)	(36,250)
Adjusted operating revenue	$958,440	$1,017,115	2,168,856	2,205,094
Total sales volumes (MMcfe)	370,114	362,540	753,584	719,545
Average realized price ($/Mcfe)	$2.59	$2.81	$2.88	$3.06

Adjusted SG&A Per Unit
Adjusted SG&A per unit is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company's management to evaluate period-to-period comparisons of earnings trends. Adjusted SG&A per unit is defined as SG&A less royalty and litigation reserves and excluding indirect costs allocated to the midstream business prior to separation that are not permitted to be allocated to discontinued operations under the accounting rules, divided by total sales volumes. The measure excludes items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted SG&A per unit as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted SG&A per unit with SG&A, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Operations to be included in the Company's report on Form 10-Q for the quarter ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
Selling, general and administrative	$86,208	$62,959	$135,186	$102,774
Less:
Indirect costs previously allocated to midstream business prior to separation	—	13,876	—	27,609
Royalty and litigation reserves	37,786	—	45,786	—
Adjusted SG&A	$48,422	$49,083	$89,400	$75,165
Total sales volumes (MMcfe)	370,114	362,540	753,584	719,545
Adjusted SG&A per unit	$0.13	$0.14	$0.12	$0.10

The Company has not provided projected SG&A or a reconciliation of projected SG&A per unit to projected SG&A, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project SG&A for any future period because the Company does not project

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litigation reserves as they are dependent on facts and circumstances of various cases, including court rulings, that are out of the Company's control. Therefore, the Company is unable to provide projected SG&A, or the related reconciliation of projected SG&A to projected SG&A per unit, without unreasonable effort.

About EQT Corporation:
EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at https://www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at https://ir.eqt.com.

Cautionary Statements
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. The Company uses certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit the Company from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, spacing, average length-of-pay or lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs, the number of frac crews, and the availability of capital to complete these plans and programs); projected natural gas prices, basis and average differential; total resource potential, reserves and EUR; projected production and sales volume and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs, the projected timing of achieving such reductions and the Company's ability to achieve such reductions; infrastructure programs; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s business strategy; the Company's ability to successfully implement and execute its 100-Day Plan and the new management team’s organizational, technological and operational initiatives, and achieve the anticipated results of such plan and initiatives; the Company’s ability to mitigate curtailments; projected dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected adjusted free cash flow, adjusted operating cash flow, and net income attributable to noncontrolling interests, including the Company’s ownership of Equitrans Midstream Corporation common stock; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the timing and structure of any dispositions of the Company's ownership of common stock of Equitrans Midstream Corporation, and the planned use of the proceeds from any such dispositions; projected capital contributions and capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; the Company's ability to maintain or improve its credit ratings; the Company’s hedging strategy; and tax position, projected effective tax rate and the impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by the

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Company’s Form 10-Q for the quarter ended March 31, 2019, to be filed with the SEC, and any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Analyst inquiries please contact:
Kyle Derham
KyDerham@eqt.com

Media inquiries please contact:
Mike Laffin
MLaffin@eqt.com
412.395.2069

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EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues:	(Thousands, except per share amounts)
Sales of natural gas, oil and NGLs	$900,527	$991,365	$2,172,140	$2,217,739
Gain (loss) on derivatives not designated as hedges	407,635	(53,897)	275,639	8,695
Net marketing services and other	2,090	13,180	5,646	36,250
Total operating revenues	1,310,252	950,648	2,453,425	2,262,684
Operating expenses:
Transportation and processing	436,984	428,069	876,230	844,726
Production	36,316	47,863	79,724	106,497
Exploration	1,857	1,653	2,864	2,878
Selling, general and administrative	86,208	62,959	135,186	102,774
Depreciation and depletion	372,413	371,709	763,526	764,402
Impairment/loss on sale of long-lived assets	—	118,114	—	2,447,159
Lease impairments and expirations	48,584	19,529	78,118	23,408
Proxy, transaction and reorganization	21,518	5,060	25,607	15,138
Amortization of intangible assets	10,342	10,342	20,684	20,684
Total operating expenses	1,014,222	1,065,298	1,981,939	4,327,666
Operating income (loss)	296,030	(114,650)	471,486	(2,064,982)
Unrealized (loss) on investment in Equitrans Midstream Corporation	(104,741)	—	(15,686)	—
Dividend and other income (expense)	23,645	(130)	44,632	(260)
Interest expense	50,503	57,120	107,076	115,031
Income (loss) from continuing operations before income taxes	164,431	(171,900)	393,356	(2,180,273)
Income tax expense (benefit)	38,865	(94,922)	77,099	(524,762)
Income (loss) from continuing operations	125,566	(76,978)	316,257	(1,655,511)
Income from discontinued operations, net of tax	—	213,324	—	346,878
Net income (loss)	125,566	136,346	316,257	(1,308,633)
Less: Net income from discontinued operations attributable to noncontrolling interests	—	118,540	—	259,555
Net income (loss) attributable to EQT Corporation	$125,566	$17,806	$316,257	$(1,568,188)

Amounts attributable to EQT Corporation:
Income (loss) from continuing operations	$125,566	$(76,978)	$316,257	$(1,655,511)
Income from discontinued operations, net of tax	—	94,784	—	87,323
Net income (loss) attributable to EQT Corporation	$125,566	$17,806	$316,257	$(1,568,188)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	255,099	265,030	254,975	264,920
Income (loss) from continuing operations	$0.49	$(0.29)	$1.24	$(6.25)
Income from discontinued operations	—	0.36	—	0.33
Net income (loss)	$0.49	$0.07	$1.24	$(5.92)
Diluted:
Weighted average common stock outstanding	255,223	265,154	255,211	264,920
Income (loss) from continuing operations	$0.49	$(0.29)	$1.24	$(6.25)
Income from discontinued operations	—	0.36	$—	$0.33
Net income (loss)	$0.49	$0.07	$1.24	$(5.92)

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EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Thousands, unless noted)
NATURAL GAS
Sales volume (MMcf)	351,211	334,135	714,928	663,539
NYMEX price ($/MMBtu) (a)	$2.64	$2.80	$2.90	$2.89
Btu uplift	0.12	0.18	0.14	0.19
Natural gas price ($/Mcf)	$2.76	$2.98	$3.04	$3.08

Basis ($/Mcf) (b)	$(0.36)	$(0.42)	$(0.20)	$(0.15)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.05)	(0.01)	(0.08)	(0.08)
Average differential, including cash settled basis swaps ($/Mcf)	$(0.41)	$(0.43)	$(0.28)	$(0.23)

Average adjusted price ($/Mcf)	$2.35	$2.55	$2.76	$2.85
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.20	0.09	0.07	0.07
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.55	$2.64	$2.83	$2.92

Natural gas sales, including cash settled derivatives	$896,441	$884,543	$2,025,642	$1,939,608

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (c)	11,201	18,944	23,750	37,335
Sales volume (Mbbls)	1,867	3,157	3,958	6,222
Price ($/Bbl)	$21.15	$36.39	$25.75	$36.94
Cash settled derivatives (not designated as hedges) ($/Bbl)	2.86	(0.91)	2.22	(1.06)
Average NGLs price, including cash settled derivatives ($/Bbl)	$24.01	$35.48	$27.97	$35.88
NGLs sales	$44,821	$112,034	$110,724	$223,270
Ethane:
Sales volume (MMcfe) (c)	6,455	8,414	12,393	16,411
Sales volume (Mbbls)	1,076	1,402	2,066	2,735
Price ($/Bbl)	$6.54	$7.67	$6.87	$7.78
Ethane sales	$7,038	$10,754	$14,190	$21,286
Oil:
Sales volume (MMcfe) (c)	1,247	1,047	2,513	2,260
Sales volume (Mbbls)	208	175	419	377
Price ($/Bbl)	$48.78	$56.04	$43.69	$55.56
Oil sales	$10,140	$9,784	$18,300	$20,930

Total liquids sales volume (MMcfe) (c)	18,903	28,405	38,656	56,006
Total liquids sales volume (Mbbls)	3,151	4,734	6,443	9,334
Liquids sales	$61,999	$132,572	$143,214	$265,486

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$958,440	$1,017,115	$2,168,856	$2,205,094
Total sales volume (MMcfe)	370,114	362,540	753,584	719,545
Average realized price ($/Mcfe)	$2.59	$2.81	$2.88	$3.06

(a)
The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.64 and $2.80 for the three months ended June 30, 2019 and 2018, respectively, and $2.89 and $2.90 for the six months ended June 30, 2019 and 2018, respectively.

(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.

(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

(d)	Also referred to in this report as adjusted operating revenues, a non-GAAP supplemental financial measure.